Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (this "Agreement") to be effective as of October 15, 2001 (the "Effective Date"), is entered into between Omega Healthcare Investors, Inc. (the "Company"), and Dan Booth (the "Executive").

                                  INTRODUCTION

         The Company and the Executive desire to enter into this Agreement confirming the terms of the Executive's employment.

         NOW, THEREFORE, the parties agree as follows:

1.       Terms and Conditions of Employment.

     (a) Employment. During the Term, the Company will employ the Executive, and the Executive will serve as the Chief Operating Office of the Company on a full-time basis and will have such responsibilities and authority as may from time to time be assigned to the Executive by the Chief Executive Officer of the Company. The Executive will report to the Chief Executive Officer of the Company. The Executive's primary office will be at the Company's headquarters in such geographic location within the United States as may be determined by the Company. The parties acknowledge that although the Company's current headquarters is in Ann Arbor, Michigan, it is anticipated that the headquarters will be moved to Baltimore, Maryland on or before January 31, 2002.

     (b) Exclusivity. Throughout the Executive's employment hereunder, during regular business hours, the Executive shall devote substantially all of the Executive's time, energy and skill to the performance of the duties of the Executive's employment, shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company; provided, however, that this provision is not intended to prevent the Executive from managing his investments, so long as he gives his duties to the Company first priority and such investment activities do not interfere with his performance of duties for the Company. Notwithstanding the foregoing, other than with regard to the Executive's duties to the Company, the Executive will not accept any other employment during the Term, perform any consulting services during the Term, or serve on the board of directors or governing body of any other commercial business, except with the prior written consent of the Chief Executive Officer. Further, the Executive agrees not to make any healthcare related investments during the Term except as a passive investor.

2.       Compensation.

     (a) Base Salary. Beginning on the date of this Agreement, the Company shall pay the Executive a base salary of $275,000 per annum, which base salary will be subject to review effective as of January 1, 2003, and at least annually thereafter, by the Company for possible increases. The base salary shall be payable in equal installments, no less frequently than bi-monthly, in accordance with the Company's regular payroll practices.

     (b) Bonus. The Executive shall be eligible for an annual bonus of up to 50% of the Executive's annual base salary ("Bonus"), which Bonus, if any, shall be payable as soon as feasible following the year the Bonus is earned. Notwithstanding the forgoing, to the extent a Bonus has been earned, the same will be paid to Executive no later than the time when the CEO's annual bonus is paid in any such year. The Bonus criteria shall be determined in the discretion of the Compensation Committee of the Board of Directors of the Company and shall consist of such objective, subjective and personal performance goals as the Compensation Committee shall determine appropriate. The Compensation Committee will prorate the Bonus for the year ending December 31, 2001, for the partial year the Executive works in 2001. Other than a prorated bonus to the extent due to the Estate of the Executive for any partial year worked in which the death of the Executive occurs, the Bonus for any calendar year will be earned and accrued for that year only if the Executive remains employed by the Company through the last day of the year.

     (c) Stock Option. As of the Effective Date, the Company shall grant the Executive stock options to purchase 250,000 shares of the common stock of the Company at an exercise price per share equal to the weighted average trading price of the Company's common stock as of the trading day immediately preceding the Effective Date. A portion of the options will be designated as an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code (the "Code")) as of the date of grant as to the maximum number of shares permitted under Section 422(d) of the Code, based on the assumption, solely for purposes of determining such maximum number, that the Executive remains employed with the Company during the contemplated term of this Agreement and vests accordingly pursuant to the vesting schedule set forth in the form of incentive stock option agreement attached hereto as an Exhibit. The balance of the options will be designated as a nonqualified stock option as of the date of grant, vesting pursuant to the vesting schedule set forth in the form of non-qualified stock option agreement attached hereto as an Exhibit. [For example, with a deemed exercise price of $3.00 per share and continuous employment through the ISO Vesting Schedule (defined below), the portion of the options designated as incentive stock options as of the date of grant would be for 166,666 shares (i.e. 33,333 shares (or $100,000/$3.00) first vesting and exercisable in each of 2002, 2003, 2004, 2005 and 2006, as set forth below)] The "ISO Vesting Schedule" shall mean (1) 33,333 shares vesting on December 31, 2002, (2) 33,333 shares vesting each year thereafter on October 1, 2003, 2004 and 2005 and (3) 33,333 shares vesting on January 1, 2006. Such stock option shall be subject to the terms of the stock option award agreement (attached hereto as Exhibit) and the terms of the applicable stock option plan maintained by the Company.

     (d) Expenses. The Executive shall be entitled to be reimbursed in accordance with Company policy for reasonable and necessary expenses incurred by the Executive on behalf of the Company; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reasonable reimbursement policies from time to time adopted by the Company. Until January 1, 2002, or the date the Company relocates to the Baltimore, Maryland area, if earlier, the Company will reimburse the Executive for his reasonable travel expenses between the
Executive's existing primary residence and Ann Arbor Michigan, and the Executive's reasonable lodging and living expenses in the Ann Arbor area.

     (e) Vacation. The Executive shall be entitled to a minimum of three (3) weeks vacation in accordance with the terms of Company policy and such additional personal days as may be included in the Company's policy from time to time.

     (f) Benefits. In addition to the benefits payable to the Executive specifically described herein, the Executive shall be entitled to such benefits as generally may be made available to all other executives of the Company from time to time, including, but not limited to medical insurance; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

     (g) Withholding. All payments pursuant to this Agreement shall be reduced for any applicable state, local, or federal tax withholding obligations.

3.       Term, Termination and Termination Payments.

     (a) Term. The term of this Agreement shall begin as of the Effective Date. It shall continue through January 1, 2006 (the "Term").

     (b) Termination. This Agreement and the employment of the Executive by the Company hereunder may only be terminated: (i) by expiration of the Term; (ii) by mutual agreement of the parties; (ii) by the Company without Cause; (iii) by the Executive for Good Reason; (iv) by the Company or the Executive due to the Disability of the Executive; (v) by the Company for Cause; or (vi) by the Executive for any reason in his sole discretion, upon at least sixty (60) days prior written notice to the Company. This Agreement shall also terminate immediately upon the death of the Executive. Notice of termination by any party shall be given prior to termination in writing and shall specify the basis for termination and the effective date of termination. Notice of termination for Cause by the Company or Good Reason by the Executive shall specify the basis for termination for Cause or Good Reason, as applicable. The Executive shall not be entitled to any payments or benefits after the effective date of the termination of this Agreement, other than (i) the base salary pursuant to Section 2(a) accrued up to the effective date of termination, (ii) any unpaid earned and accrued Bonus, if any, pursuant to Section 2(b), (iii) as provided under the terms of the stock option referred to in Section 2(c), (iv) expenses incurred prior to the termination date and required to be reimbursed pursuant to Section 2(d), (v) other benefits earned and/or accrued prior to the termination date and required to be paid pursuant to Sections 2(e) and 2(f) and (vi) as provided under Section 3(c), to the extent applicable. The expiration of the Term shall not be deemed to result in termination without Cause by the Company or termination for Good Reason by the Executive.

     (c) Termination by the Company without Cause or by the Executive for Good Reason. In the event the employment of the Executive is terminated by the Company without Cause or by the Executive for Good Reason, the Company will continue to pay the Executive the sum of (i) his base salary pursuant to Section 2(a) hereof for a period of the shorter of (x) twelve months following the date of termination or (y) the then remaining Term, in either case on the same schedule as if the Executive had continued to perform services for such period,
(ii) an amount equal to the Bonus actually paid to Executive during the prior year, paid in twelve monthly equal installments, (iii) expenses incurred prior to the termination date and required to be reimbursed pursuant to Section 2(d) and (iv) other benefits earned and/or accrued prior to the termination date and required to be paid pursuant to Sections 2(e) and 2(f). In the event a termination occurs under this Section 3(c) prior to December 31, 2002, a deemed Bonus equal to $137,500 for 2001 will be used strictly for the purpose of calculating the severance payment hereunder and the Executive's stock options will vest pro-rata based on the number of months of Executive's employment with the Company. As a condition to the payment of any severance pay hereunder, the Executive shall be required to execute and not revoke within the revocation period provided therein, the Release.

     (d) Survival. The covenants in Sections 3(b) and (c), 4, 5, and 6 hereof shall survive the termination of this Agreement and shall not be extinguished thereby.

4.  Ownership and Protection of Proprietary Information.

     (a) Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned by the Company hereunder, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action reasonably necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

     (b) Return of Company Property. Upon request by the Company, and in any event upon termination of this Agreement for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to
Section 3 hereof),  the  Executive  will  promptly  deliver to the  Company  all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

     (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets
(i) disclosed by the Company prior to or after the date hereof and/or (ii) developed by the Executive after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Executive for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the governing law.

5.       Non-Competition and Non-Solicitation Provisions.

     (a) The Executive agrees that during the Applicable Period, the Executive will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area either directly or indirectly, on his own behalf, or in the service of or on behalf of others, engage in or provide managerial services or management consulting services to, any Competing Business. The Executive acknowledges and agrees that the Business of the Company will be conducted in the Area.

     (b) The Executive agrees that during the Applicable Period, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to a Competing Business, any individual or entity which is an actual or, to his knowledge, actively sought prospective client or customer of the Company or any of its Affiliates (determined as of the date of termination of employment) with whom he had material contact while he was an Executive of the Company.

     (c) The Executive agrees that during the Applicable Period, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, divert or attempt to solicit, divert or encourage to go to work for anyone other than the Company or its Affiliates, any person that is a management level employee of the Company or an Affiliate.

     (d) The Executive agrees that during the Applicable Period, he will not take any action that is adverse to the commercial interests of the Company or any of its Affiliates or make any statement (written or oral) that could reasonably be perceived as disparaging to the Company or any person or entity that he reasonably should know is an Affiliate of the Company or any statement (written or oral) that is damaging to the commercial interests of the Company or any person or entity that he reasonably should know is an Affiliate of the Company.

     (e) In the event that this Section 5 is determined by a court which has jurisdiction to be unenforceable in part or in whole, it shall be deemed to be revised to the minimum extent necessary to be enforceable to the maximum extent permitted by law.

     (f) Notwithstanding anything to the contrary contained herein, no provision of this Section 5 will be enforceable if the Executive is terminated by the Company without Cause.

6. Agreements with Former Employer or Business/Noninterference with Duties/ No Litigation.

     The Executive hereby represents, warrants, and covenants that he is not and shall not be, during the period of time which begins as of the Effective Date and extends through the Term, subject to any employment or consulting agreement or other document, with another employer or with any business as to which the Executive's employment by the Company and provision of services in the capacity contemplated herein would be a breach. The Executive hereby represents, warrants, and covenants that he is not and shall not be subject to any agreement which prohibits the Executive during the period of time which begins as of the Effective Date and extends through the Term from any of the following: (i)
providing  services  for  the  Company  in the  capacity  contemplated  by  this
Agreement (except for a one (1) year prohibition on participating in negotiations related to the sale, lease or operation of any facility owned, leased or operated by Executive's former employer); (ii) competing with, or in any way participating in a business which includes the Company's business (except for a one (1) year prohibition on participating in negotiations related to the sale, lease or operation of any facility owned, leased or operated by Executive's former employer); (iii) soliciting personnel of such former employer or other business to leave such former employer's employment or to leave such other business (except for a six (6) month restriction on the disturbance, enticement, solicitation or hiring of any employee of Executive's former employer); or (iv) soliciting customers of such former employer or other business on behalf of another business. Further, the Executive is not aware of the existence of any circumstances that could materially interfere with his duties under this Agreement, and the Executive represents and warrants that there is no pending or threatened litigation against him unrelated to Executive's role as an officer and director at Integrated Health Services, Inc. and its subsidiaries and affiliates, including without limitation, Lyric Healthcare, LLC and its subsidiaries and affiliates.

7. Remedies and Enforceability.

     The Executive agrees that the covenants, agreements, and representations contained in Sections 4, 5, and 6 hereof are of the essence of this Agreement; that each of such covenants are reasonable and necessary to protect and preserve the interests and properties of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, including, without limitation, termination of the Executive's employment for cause, the Company shall be entitled to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements. Notwithstanding the foregoing, in the event of a breach of the representation and warranty set forth in Section 6 above (but not the covenant contained therein), the Company's sole remedy shall be termination of the Executive's employment and such termination shall be deemed to be for Cause.

8.  Notice.

     All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

     If to the Company:        Omega Healthcare Investors, Inc.
                               900 Victors Way
                               Suite 350
                               Ann Arbor, MI 48108
                               Attn: Chairman

     If to the Executive:      Dan Booth
                               20 Hickory Meadow
                               Cockeysville, Maryland   21230

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

9.       Miscellaneous.

     (a) Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor to all or substantially all of the Company's business or to an entity that purchases all or substantially all of the assets of the Company, but not otherwise without the prior written consent of the Executive. In the event the Company assigns this Agreement as permitted by this Agreement and the Executive remains employed by the assignee, the "Company" as defined herein will refer to the assignee and the Executive will not be deemed to have terminated his employment hereunder until the Executive terminates his employment with the assignee. The Executive may not assign this Agreement.

     (b) Waiver. The waiver of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland. The parties agree that any appropriate state or federal court located in the Baltimore, Maryland area shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts. Notwithstanding the foregoing, if requested by the Company or the Executive, in connection with any relocation of the Company's headquarters to another state, the parties will enter into an amendment to this Agreement to make it governed by such state's laws and subject to the jurisdiction of the appropriate state or federal courts located in such state.

     (d) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

     (e) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

     (f) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

     (g) Captions and Section Headings. Except as set forth in Section 10 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

10.      Definitions

     (a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

     (b) "Applicable Period" means the period commencing as of the date of this Agreement and ending the earlier of (i) twelve months after the termination of the Executive's employment with the Company or any of its Affiliates or (ii) the end of the Term.

     (c) "Area" means such states where the Company is, at the time of Executive's termination, materially doing business, which states presently include Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia,
Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Missouri, Nevada, New Hampshire, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Washington, and West Virginia.

     (d) "Business of the Company" means any business with the primary purpose of leasing assets to healthcare operators, or financing the ownership or operation of, senior housing, long-term care facilities, assisted living facilities, retirement housing facilities, or other healthcare related real estate.

     (e) "Cause" is the occurrence of any of the following events:

               (i) willful refusal by the Executive to follow a lawful direction of the CEO and/or the Board of Directors of the Company, provided the direction is not materially inconsistent with the duties or responsibilities of the Executive's position as Chief Operating Officer of the Company, which refusal continues after the CEO and/or the Board of Directors has again given the direction in writing;

               (ii) willful misconduct or reckless disregard by the Executive of his duties or of the interest or property of the Company;

               (iii) intentional disclosure by the Executive to an unauthorized person of Confidential Information or Trade Secrets, which causes material harm to the Company;

               (iv)   any   act   by   the   Executive   of   fraud,    material
          misappropriation, or crime involving moral turpitude;

               (v) commission by the Executive of a felony; or

               (vi) a material breach of this Agreement by the Executive, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Executive who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board of Directors, susceptible to a cure.

     (f) "Competing Business" means any person, firm, corporation, joint venture, or other business that, considered as a whole, together with all parent corporations, subsidiaries and affiliates, is primarily engaged in the Business of the Company.

     (g) "Confidential Information" means data and information relating to the Business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates by the Executive.

     (h) "Disability" means the inability of the Executive to perform the material duties of his position as Chief Operating Officer hereunder due to a physical, mental, or emotional impairment, for a ninety (90) consecutive day period or for aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

     (i) "Good Reason" means the occurrence of all of the events listed in either (i) or (ii) below:

               (i) (A) the Company materially breaches this Agreement, including, without limitation, a material diminution of the Executive's responsibilities as Chief Operating Officer, as established in the sole discretion of the Chief Executive Officer of the Company within the first one hundred eighty (180) days of the Executive's employment hereunder, as reasonably modified by the Chief Executive Officer from time to time thereafter, such that the Executive would no longer have responsibilities substantially equal to those of other chief operating officers at companies with similar business operations, revenues and market capitalization.;

                    (B) the Executive gives written notice to the Company of the facts and circumstances constituting the breach of the Agreement within ten (10) days following the occurrence of the breach;

                    (C) the Company  fails to remedy the breach  within ten (10)
               days following the Executive's written notice of the breach; and

                    (D)  the  Executive   terminates  his  employment  and  this
               Agreement within ten (10) days following the Company's failure to remedy the breach.

               (ii) (A) the Company relocates the Executive's primary place of employment to a new location (other than a location in the Ann Arbor, Michigan area, or the Baltimore, Maryland area), that is more than fifty (50) miles from its current location, without the Executive's consent; or

                    (B) the Company fails to relocate its headquarters  from Ann
               Arbor, Michigan to the Baltimore, Maryland area on or before January 31, 2002; and

                    (C) the Executive  provides the Company with written  notice of intent to terminate employment for a reason specified by the Executive pursuant to Section 10(i)(ii)(A) or (B) above at least thirty (30) days prior to the effective date of termination of employment.

     (j) "Release" means a comprehensive release, covenant not to sue, and non-disparagement agreement from the Executive in favor of the Company, its executives, officers, directors, Affiliates, and all related parties, in such form as the parties shall mutually agree; it being agreed in advance that such Release will not limit the Company's indemnification of Executive pursuant to the Company's bylaws and/or articles of incorporation, to the extent applicable. Furthermore, the Release will not result in the waiver of any claims by Executive against the Company to the extent the Company makes any untrue statement about Executive on or after the date of the Release.

     (k) "Term" has the meaning as set forth in Section 3(a) hereof.

     (l) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers of the Company which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                 THE COMPANY:

                                 OMEGA HEALTHCARE INVESTORS, INC.


                                 By: /s/ C. TAYLOR PICKETT
                                    ------------------------
                                         C. Taylor Pickett, CEO


                                  THE EXECUTIVE:



                                    /S/ DAN BOOTH
                                    -------------